Exhibit 10.3

Noodles & Company
520 Zang Street, Suite D
Broomfield, Colorado 80021
February 8, 2017
Argentia Private Investments, Inc.
c/o Public Sector Pension Investment Board
1250 René-Lévesque Boulevard West, Suite 900
Montréal, Québec H3B 4W8
Ladies and Gentlemen:
This letter agreement (this “Agreement”) is made in reference to the Securities Purchase Agreement, dated as of February 8, 2017 (as it may be amended from time to time, the “Purchase Agreement”), by and among Noodles & Company, a Delaware corporation (the “Company”) and Catterton-Noodles, LLC, a Delaware limited liability company (“Catterton”). In connection with the transactions contemplated by the Purchase Agreement (the “Transactions”), Argentia Private Investments, Inc., a corporation incorporated pursuant to the Canada Business Corporations Inc. (“Argentia”), has provided a consent and waiver pursuant to Section 2.4 of the Amended and Restated Stockholders Agreement, dated as of July 2, 2013, among the Company, Catterton and Argentia (the “Consents”). In consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which the parties acknowledge, the parties hereto hereby agree as follows.
1.Certain Definitions.
(a)    Terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.
(b)    “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, none of the Company, its Subsidiaries or its other controlled Affiliates shall be considered Affiliates of Argentia.
(c)    “Registrable Securities” means (i) any outstanding shares of Class A Common Stock held by Argentia, (ii) shares of Class A Common Stock issued or issuable upon the exercise, conversion or exchange of any other Equity Security held by Argentia as of the Qualified Financing Date, and (iii) any other Equity Security of the Company issued or issuable with respect to any such share of the Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, in each case to the extent not freely transferable; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a registration statement under the Securities Act with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding or cease to be held by Argentia or one of its Affiliates; (D) such securities may be sold without restriction in accordance with Rule 144; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
2.    Press Release; Form 8-K. No Press Releases with respect to the Transactions shall be issued by the Company which contain references to Argentia or its Affiliates unless such Press Releases are acceptable to Argentia in its reasonable discretion (which reasonable discretion shall not prohibit the Company from making any disclosures required by law). Argentia shall have a reasonable opportunity to review and comment on references to Argentia or its Affiliates with respect to the Transactions in Draft Form 8-Ks and other SEC Reports, and the Company shall give reasonable and good faith consideration to any comments made by Argentia.
3.    Registration Rights. Section 5.10(a), Section 5.10(b), Section 5.10(c), Section 5.10(e), and Section 5.10(f) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis (substituting, for the avoidance of doubt, Argentia for Catterton).
4.    Indemnification
(a)    Company Indemnification. The Company shall defend, indemnify, exonerate and hold free and harmless Argentia and its Affiliates and their respective directors, officers, partners, members and employees (each an “Argentia Indemnified Party” and, collectively, the “Argentia Indemnified Parties”) from and against any and all Losses actually incurred by such Argentia Indemnified Party that arise out of, or result from, any cause of action, suit, proceeding or claim brought or made against such Argentia Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Argentia Indemnified Party that arises or results from the execution, delivery, performance or enforcement of the Consents.
(b)    Section 9.5, Section 9.6 and Section 9.7 of the Purchase Agreement are incorporated by reference mutatis mutandis (substituting, for the avoidance of doubt, Argentia for Catterton).
5.    Fees; Expenses. The Company shall reimburse Argentia for the reasonable and documented out-of-pocket expenses of Argentia in connection with this Agreement and the Consents and the transactions contemplated hereby and thereby, provided, that such reimbursement shall not exceed $100,000 in the aggregate. Except as set forth in Section 5.10(b) of the Purchase Agreement and this Section 5, all fees and expenses incurred in connection with this Agreement and the Consents, and the transactions contemplated hereby and thereby, shall be paid by the party or parties, as applicable, incurring such expenses whether or not the transactions contemplated hereby and thereby are consummated.

6.    Condition Precedent. The obligations of the parties pursuant to this Agreement are subject to the occurrence of the Closing.
7.    Termination. Section 10 of the Purchase Agreement is incorporated by reference mutatis mutandis (substituting, for the avoidance of doubt, Argentia for Catterton).
8.    Miscellaneous.
(a)    Section 11.1 (Interpretation), Section 11.3 (Severability), Section 11.4 (Governing Law; Jurisdiction; WAIVER OF JURY TRIAL), Section 11.5 (Specific Performance), Section 11.6 (Delays or Omissions), Section 11.8 (Assignment), Section 11.9 (No Third Party Beneficiaries), Section 11.10 (Counterparts), and Section 11.12 (No Personal Liability of Directors, Officers, Owners, Etc.) are incorporated by reference mutatis mutandis (substituting, for the avoidance of doubt, Argentia for Catterton)
(b)    Section 11.2 of the Purchase Agreement is incorporated by reference mutatis mutandis; provided that any notice to Argentia shall be addressed as follows:
Argentia Private Investments Inc.
c/o Public Sector Pension Investment Board
1250 René-Lévesque Boulevard West, Suite 900
Montréal, Québec H3B 4W8
Attention: Senior Vice-President, Private Equity
Facsimile: (514) 939-5370
with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119
Attention:    Douglas Warner
Facsimile:    212-310-8007

(c)    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Consents, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Argentia.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
NOODLES & COMPANY
By:     /s/ PAUL STRASEN
Name: Paul Strasen
Title: Executive Vice President, General Counsel & Secretary

[Signature Page to Letter Agreement]

ARGENTIA PRIVATE INVESTMENTS, INC.
By:     /s/ GUTHRIE STEWART
Name: Guthrie Stewart
Title: Vice-President

By:     /s/ SELIN BASTIN
Name: Selin Bastin
Title: Assistant Secretary

[Signature Page to Letter Agreement]